UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2023

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Suite 495

Charlottesville, Virginia 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 12, 2023, Adial Pharmaceuticals, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) at which the Company’s stockholders voted on two (2) proposals (the “Proposals”) and cast their votes as described below.  These Proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting that was initially filed with the Securities and Exchange Commission (“SEC”) on March 6, 2023, as supplemented by the filing with the SEC of definitive additional materials on March 29, 2023 (the “Definitive Proxy Statement”).

At the Special Meeting, the Company’s stockholders were asked to vote on the following two (2) Proposals:

Proposal 1: Approval of an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), at the discretion of the Board of Directors of the Company (the “Board”), to effect a reverse stock split (the “Reverse Stock Split”) with respect to the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”), including stock held by the Company as treasury shares, at a ratio in the range of 1-for-2 to 1-for-50, with the ratio within such range to be determined at the discretion of the Board (the “Reverse Stock Split Proposal”) and included in a public announcement. This proposal is referred to as the “Reverse Stock Split Proposal” or “Proposal 1.”

The stockholders approved Proposal 1 to amend the Certificate of Incorporation based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,585,304	2,050,482	28,565	-

If the Board determines that it is in the best interests of the Company and its stockholders to implement a Reverse Stock Split at a particular date, the Board will determine the ratio, within the range approved by the Company’s stockholders, of the Reverse Stock Split and implement such Reverse Stock Split by filing a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. Such Reverse Stock Split, if any, will become effective after the filing of the Certificate of Amendment on the effective date determined by the Board and set forth in the Certificate of Amendment. If the Board does not implement the Reverse Stock Split prior to the one-year anniversary of the Special Meeting, the authority granted to the Board to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Proposal 2:  Approval of an adjournment of the Special Meeting to a later date, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal. This proposal is referred to as the “Adjournment Proposal” or “Proposal 2.” The Adjournment Proposal was presented at the Special Meeting but not needed as Proposal 1 received a sufficient number of votes for approval.

The stockholders approved Proposal 2 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,465,868	1,135,263	63,222	-

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2023	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer